Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kyle Bland Navigant Investor Relations 312.573.5624 kyle.bland@navigant.com	Belia Ortega Navigant Corporate Communications 312.583.2640 belia.ortega@navigant.com

NAVIGANT REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS AND DECLARES DIVIDEND

CHICAGO, Nov. 8, 2018 – Navigant (NYSE: NCI) today reported financial results for the quarter ended September 30, 2018 and declared a quarterly dividend.

Third quarter 2018 highlights:

•	Revenues and revenues before reimbursements (RBR) were $187.6 and $171.4 million respectively, up 1% and 4% compared to third quarter 2017
•

Net income of $74.0 million, which includes results from discontinued operations, was up $62.1 million compared to the prior year period largely due to a gain recognized on the divestiture of the Company’s DFLT and Transaction Advisory businesses (SaleCo divestiture); Net income from continuing operations of $6.8 million, or $0.15 per share, was up $1.0 million from the prior year period

•	Adjusted Earnings per Share (EPS) from continuing operations of $0.15 increased $0.01 compared to third quarter 2017
•	Repurchased $36.6 million of common stock through expanded share repurchase plan and initiated first-ever quarterly dividend
•	Management reaffirms its 2018 financial outlook for continuing operations as previously provided in conjunction with its second quarter 2018 earnings release

Dividend declaration:

•

The Company also announced today that its Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock. This dividend will be payable on December 14, 2018 to shareholders of record on November 30, 2018.

“Our overall third quarter results were in line with expectations, with top-line growth benefiting most notably from continued robust performance in our Energy segment, steady demand in our FSAC segment and contribution from the smooth start-up of our HSS joint-venture with Baptist Health South Florida,” said Julie Howard, chairman and CEO of Navigant.  “We are pleased to affirm our 2018 continuing operations guidance targets.”

Howard continued, “Also in the quarter, with the closing of the SaleCo divestiture, we made meaningful progress toward our goal of returning up to $175 million to shareholders with the initiation of our first-ever quarterly dividend and the repurchase of over $36 million of our common stock. We are excited about the business going forward and believe our post-divestiture positioning, as a specialized management consulting and managed services business serving industries experiencing significant business model transformation, enhances our ability to maximize value for all stakeholders.”

THIRD QUARTER 2018 FINANCIAL RESULTS

	For the quarter ended September 30,
(Dollars in millions, excluding per share data)	2018	2017	Increase / (Decrease)
Revenue	$187.6	$185.5	$2.1
RBR	$171.4	$164.5	$6.9
Net Income from continuing operations	$6.8	$5.8	$1.0
Net Income	$74.0	$11.9	$62.1
Adjusted EBITDA (1)	$17.5	$18.7	$(1.2)
Adjusted Earnings per Share (1)	$0.15	$0.14	$0.01
(1) Continuing operations only. See definition and reconciliation of non-GAAP measures elsewhere in this release

Navigant reported third quarter 2018 revenues and RBR of $187.6 million and $171.4 million respectively, up 1% and 4% compared to the third quarter 2017.  The quarter benefited from the start-up of the Health System Solutions (HSS) joint-venture and continued robust demand in the Energy segment which helped to offset some softness in Healthcare consulting.

Adjusted EBITDA from continuing operations for third quarter 2018 was $17.5 million, down 7% from the prior year period as higher RBR in each segment and lower bad debt expense was more than offset by higher costs related to the maintenance of resources in Healthcare consulting and headcount and technology investments in the Financial Services Advisory and Compliance segment.

Third quarter 2018 net income of $74.0 million, which includes results from discontinued operations, was up $62.1 million compared to third quarter 2017 largely due to a $60.2 million after-tax gain recognized in discontinued operations for the SaleCo divestiture.  Net income from continuing operations of $6.8 million was up $1.0 million compared to the third quarter 2017 driven by the lapping of a contingent consideration adjustment in the prior year period, lower net interest costs in the current year period, as well as the impact of the operating items discussed above. Third quarter 2018 Adjusted EPS from continuing operations of $0.15 was up $0.01 compared to the third quarter 2017 aided by a lower share count in the current year period.

THIRD QUARTER 2018 SEGMENT RESULTS

	For the quarter ended September 30,
(Dollars in millions, numbers may not foot due to rounding)	2018	2017	Increase / (Decrease)
RBR
Healthcare	$101.8	$100.3	$1.5
Energy	34.6	29.6	5.0
Financial Services Advisory and Compliance	35.0	34.6	0.4
Total Company	$171.4	$164.5	$6.9
Revenues
Healthcare	$109.2	$109.4	$(0.2)
Energy	40.5	35.1	5.4
Financial Services Advisory and Compliance	37.9	41.0	(3.1)
Total Company	$187.6	$185.5	$2.1
Segment Operating Profit
Healthcare	$28.7	$31.7	$(3.0)
Energy	10.9	8.1	2.8
Financial Services Advisory and Compliance	11.5	15.0	(3.5)
Total Company	$51.0	$54.8	$(3.8)
Segment Operating Margin (% of RBR)
Healthcare	28.2%	31.6%	-3.4%
Energy	31.5%	27.4%	4.1%
Financial Services Advisory and Compliance	32.9%	43.4%	-10.5%
Total Company	29.8%	33.3%	-3.5%

Healthcare segment RBR of $101.8 million increased 1% for the third quarter 2018 compared to the same prior year period driven by the start-up of the HSS joint venture with Baptist Health South Florida which more than offset some softness in Healthcare consulting. Segment operating profit of $28.7 million declined $3.0 million in third quarter 2018 compared to the third quarter 2017 as start-up costs related to the HSS joint venture and costs related to the maintenance of resources in healthcare consulting in anticipation of improving demand impacted profitability in the current year period.

Energy segment RBR for third quarter 2018 of $34.6 million increased 17% compared to third quarter 2017, driven by continued strong demand across the segment. Segment operating profit of $10.9 million for the quarter was up 34% compared to the third quarter 2017 driven by the strong top-line performance and continued cost control.

Financial Services Advisory and Compliance segment RBR for the third quarter 2018 finished at $35.0 million, up 1% compared to third quarter 2017, underpinned by solid demand across the segment in specialties such as financial crime and operational efficiency engagements. Segment operating profit of $11.5 million decreased 24% as revenue gains were offset by headcount and technology investments made in the current year period to support future growth.

CASH FLOW AND BALANCE SHEET

Third quarter 2018 net cash provided by operating activities was $24.7 million compared to $35.2 million for third quarter 2017, as favorable net working capital in the current year period was more than offset by the timing of tax payments related to the SaleCo divestiture. Days Sales Outstanding for continuing operations was 75 days as of September 30, 2018, 2 days higher compared to December 31, 2017.  Bank debt was repaid in full as of September 30, 2018 and cash and cash equivalents were $277.4 million at the end of the period reflecting the cash proceeds from the completed SaleCo transaction.

Navigant expanded its share repurchase program and repurchased an additional 1.54 million shares of common stock during the third quarter of 2018 at an aggregate cost of $36.6 million and an average price of $23.76 per share. As of September 30, 2018, the Company had $135.4 million remaining under its expanded stock repurchase authorization, which was refreshed on May 10, 2018 and expires on December 31, 2020.

2018 GUIDANCE – CONTINUING OPERATIONS

Management reaffirms 2018 guidance for continuing operations, which was originally provided in August 2018:

•	Revenues estimated to be between $740 million and $765 million
•	RBR expected to range between $660 million and $685 million
•	Adjusted EBITDA expected to range between $52 million and $59 million
•	Adjusted EPS estimated to be between $0.40 and $0.50 per share

CONFERENCE CALL DETAILS

Navigant will host a conference call to discuss the Company’s third quarter 2018 results at 10 a.m. Eastern Time (9 a.m. Central Time) later this morning, Thursday, Nov. 8, 2018. The conference call may be accessed via the Navigant website (investors.navigant.com) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” Presentation materials for the webcast, as well as a report of financial and related supplemental information will available on the Navigant website, as will an archived replay of the earnings conference call.

NON-GAAP FINANCIAL INFORMATION

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Navigant has provided guidance regarding Adjusted EBITDA and Adjusted Earnings Per Share both of which exclude the impact of severance expense and other operating costs (benefit), as applicable.  Navigant is not able to accurately forecast the excluded items at the level of precision that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

BASIS OF PRESENTATION

Due to the sale of the Disputes, Forensics and Legal Technology segment and the Transaction Advisory Services practice, formerly part of the Financial Services Advisory and Compliance segment, the Company has classified these businesses (collectively referred to as “SaleCo”) as discontinued operations with the assets and liabilities being presented as held-for-sale in prior periods. Prior period comparisons have been adjusted to reflect this reporting change.

DEFINITIONS

•

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share (EPS) Adjusted EBITDA is EBITDA – earnings before interest, taxes, depreciation, and amortization – excluding the impact of severance expense and other operating costs (benefit), as applicable. Adjusted Net Income and Adjusted Earnings per Share exclude the net income and per share net income impact of severance expense, other operating costs (benefit), the benefit recognized in the fourth quarter 2017 related to the 2017 Tax Cuts and Jobs Act, the benefit recognized in the second quarter 2018 related to the recognition of goodwill tax basis on a portion of the assets that were moved to discontinued operations (which impacted discontinued operations only), and the gain recognized in the third quarter 2018 related to the SaleCo divestiture (which impacted discontinued operations only), as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant’s results of operations across periods. See non-GAAP reconciliations for more details.

•

Free Cash Flow is calculated as net cash provided by (used in) operations excluding the change in assets, liabilities and allowance for doubtful accounts less cash payment for property, equipment and deferred acquisition liabilities. Free Cash Flow does not represent cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that Free Cash Flow provides investors with an indicator of cash available for on-going business operations and long-term value creation. See non-GAAP reconciliations for more details.

ABOUT NAVIGANT

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this report which are not historical in nature are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “should,” “could,” “intend,” “estimate,” “likely,” “continue,” “projects,” “positioned,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this quarterly statement and are not guarantees of future performance. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the risk of unanticipated costs, liabilities and adverse impact on business operations arising from the Company’s provision of post-divestiture transition services and support in connection with the SaleCo transaction;  the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures and complete such acquisitions and divestitures in the time anticipated; pace, timing and integration of acquisitions; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and elsewhere in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website or at

investors.navigant.com. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Revenues before reimbursements	$171,386	$164,523	$498,055	$480,307
Reimbursements	16,232	20,989	52,344	56,726
Total revenues	187,618	185,512	550,399	537,033
Cost of services:
Cost of services before reimbursable expenses	121,945	111,197	352,002	334,414
Reimbursable expenses	16,232	20,989	52,344	56,726
Total cost of services	138,177	132,186	404,346	391,140
General and administrative expenses	32,073	35,326	104,064	106,361
Depreciation expense	5,026	4,777	14,966	15,592
Amortization expense	1,568	2,102	4,985	6,418
Other operating costs:
Contingent acquisition liability adjustments, net	-	1,014	-	2,213
Gain on termination of swaps and other financing costs	(448)	-	(448)	-
Other costs	247	-	3,525	107
Operating income	10,975	10,107	18,961	15,202
Interest expense	669	833	2,408	2,264
Interest income	(697)	(100)	(893)	(211)
Other expense, net	390	103	568	485
Income from continuing operations before income tax expense	10,613	9,271	16,878	12,664
Income tax expense	3,785	3,430	5,519	3,673
Net income from continuing operations	6,828	5,841	11,359	8,991
Income from discontinued operations, net of tax	67,287	6,098	103,435	22,841
Income attributable to non-controlling interest, net of tax	(70)	-	(70)	-
Net income	$74,045	$11,939	$114,724	$31,832

Basic net income per share data
Net income from continuing operations	$0.15	$0.13	$0.25	$0.19
Income from discontinued operations, net of tax	$1.51	$0.13	$2.30	$0.49
Net income	$1.66	$0.26	$2.55	$0.68
Shares used in computing basic per share data	44,645	46,619	44,957	46,888

Diluted net income per share data
Net income from continuing operations	$0.15	$0.12	$0.24	$0.19
Income from discontinued operations, net of tax	$1.46	$0.13	$2.23	$0.47
Net income	$1.61	$0.25	$2.47	$0.66
Shares used in computing diluted per share data	45,932	48,017	46,438	48,561

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	September 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$277,425	$8,449
Accounts receivable, net and contract assets	176,326	165,838
Prepaid expenses and other current assets	30,902	21,006
Assets held for sale	-	361,030
Total current assets	484,653	556,323
Non-current assets:
Property and equipment, net	67,257	71,432
Intangible assets, net	15,605	20,172
Goodwill	421,793	422,959
Other assets	8,990	9,378
Total assets	$998,298	$1,080,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,958	$8,404
Accrued liabilities	19,459	9,734
Accrued compensation-related costs	63,750	58,515
Income tax payable	39,432	3,199
Other current liabilities	41,113	30,550
Liabilities held for sale	-	86,384
Total current liabilities	172,712	196,786
Non-current liabilities:
Deferred income tax liabilities	35,215	36,598
Other non-current liabilities	26,063	26,602
Bank debt non-current	-	132,944
Total non-current liabilities	61,278	196,144
Total liabilities	233,990	392,930
Stockholders' equity:
Common stock	59	58
Additional paid-in capital	662,647	659,825
Treasury stock	(279,816)	(224,366)
Retained earnings	383,648	270,995
Accumulated other comprehensive loss	(5,900)	(19,178)
Total Navigant Consulting Inc. stockholders' equity	760,638	687,334
Non-controlling interest	3,670	-
Total stockholders' equity	764,308	687,334
Total liabilities and stockholders' equity	$998,298	$1,080,264

Days sales outstanding, net (DSO) - Continuing operations	75	73

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	For the quarter ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$74,045	$11,939	$114,724	$31,832
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	5,128	6,742	18,741	22,041
Amortization expense	1,569	2,175	5,197	6,713
Share-based compensation expense	(346)	3,012	5,120	10,414
Deferred income taxes	(20,718)	(1,178)	(26,351)	7,054
Allowance for doubtful accounts receivable	691	5,169	7,585	6,344
Payments of contingent acquisition liabilities in excess of initial fair value	-	-	(1,186)	(1,700)
Contingent acquisition liability adjustments, net	-	1,014	-	2,213
(Gain) on disposition of assets	(87,171)	-	(87,171)	-
Other, net	587	350	1,812	1,827
Changes in assets and liabilities (net of dispositions):
Accounts receivable, net and contract assets	(11,003)	(32,923)	(29,195)	(39,933)
Prepaid expenses and other assets	7,723	9,323	10,095	(1,035)
Accounts payable	(1,413)	3,277	(2,920)	906
Accrued liabilities	2,414	(314)	6,500	1,069
Accrued compensation-related costs	23,235	23,927	(3,889)	(17,943)
Income taxes payable	33,421	1,576	35,745	(33)
Other liabilities	(3,469)	1,086	(11,418)	2,050
Net cash provided by operating activities	24,693	35,175	43,389	31,819

Cash flows from investing activities:
Purchases of property and equipment	(3,816)	(9,840)	(11,290)	(30,729)
Proceeds from dispositions, net of selling costs	426,079	-	426,079	-
Other, net	-	(533)	-	(691)
Net cash provided by (used in) investing activities	422,263	(10,373)	414,789	(31,420)

Cash flows from financing activities:
Issuances of common stock	936	568	3,110	3,211
Repurchases of common stock	(36,603)	(14,058)	(55,450)	(28,012)
Dividend payments	(2,222)	-	(2,222)	-
Payments of contingent acquisition liabilities	-	-	(1,170)	(8,630)
Repayments to banks	(280,585)	(102,695)	(453,064)	(349,164)
Borrowings from banks	133,983	93,867	321,231	388,458
Payments of debt issuance costs	-	(91)	-	(1,292)
Non-controlling interest	3,600	-	3,600	-
Other, net	354	(60)	(4,694)	(4,887)
Net cash used in financing activities	(180,537)	(22,469)	(188,659)	(316)

Effect of exchange rate changes on cash and cash equivalents	(134)	116	(543)	631
Net increase in cash and cash equivalents	266,285	2,449	268,976	714
Cash and cash equivalents at beginning of the period	11,140	6,556	8,449	8,291
Cash and cash equivalents at end of the period	$277,425	$9,005	$277,425	$9,005

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages (1))

(Unaudited)

EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (2)	For the quarter ended		For the nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Severance expense	$89	$682	$2,246	$4,325
Income tax benefit (3)	(36)	(265)	(610)	(1,674)
Tax-effected impact of severance expense	$53	$417	$1,636	$2,651

Other operating costs - contingent acquisition liability adjustment, net	$-	$1,014	$-	$2,213
Income tax benefit (3)	-	(407)	-	(888)
Tax-effected impact of other operating costs - contingent acquisition liability adjustment, net	$-	$607	$-	$1,325

Other operating benefit - gain on termination of swaps and other financing costs	$(448)	$-	$(448)	$-
Income tax expense (3)	122	-	122	-
Tax-effected impact of other operating benefit - gain on termination of swaps and other financing costs	$(326)	$-	$(326)	$-

Other operating costs - other costs (4)	$247	$-	$3,525	$107
Income tax benefit (3)	(68)	-	(961)	(43)
Tax-effected impact of other operating costs - other costs	$179	$-	$2,564	$64

Adjusted EBITDA reconciliation:
Net income from continuing operations	$6,828	$5,841	$11,359	$8,991
Interest expense	669	833	2,408	2,264
Interest income	(697)	(100)	(893)	(211)
Other expense, net	390	103	568	485
Income tax expense	3,785	3,430	5,519	3,673
Depreciation expense	5,026	4,777	14,966	15,592
Amortization expense	1,568	2,102	4,985	6,418
EBITDA	$17,569	$16,986	$38,912	$37,212
Severance expense	89	682	2,246	4,325
Other operating costs - contingent acquisition liability adjustment, net	-	1,014	-	2,213
Other operating benefit - gain on termination of swaps and other financing costs	(448)	-	(448)	-
Other operating costs - other costs	247	-	3,525	107
Adjusted EBITDA from continuing operations	$17,457	$18,682	$44,235	$43,857

Adjusted Net Income reconciliation:
Net income from continuing operations	$6,828	$5,841	$11,359	$8,991
Tax-effected impact of severance expense	53	417	1,636	2,651
Tax-effected impact of other operating costs - contingent acquisition liability adjustment, net	-	607	-	1,325
Tax-effected impact of other operating benefit - gain on termination of swaps and other financing costs	(326)	-	(326)	-
Tax-effected impact of other operating costs - other costs	179	-	2,564	64
Adjusted Net Income from continuing operations	$6,734	$6,865	$15,233	$13,031
Shares used in computing adjusted per diluted share data	45,932	48,017	46,438	48,561
Adjusted Earnings per Share from continuing operations	$0.15	$0.14	$0.33	$0.27

	For the quarter ended		For the nine months ended
Discontinued operations (5)	September 30,		September 30,
	2018	2017	2018	2017
Severance expense from discontinued operations	$-	$474	$112	$3,002
Income tax benefit (3)	-	(184)	(30)	(1,161)
Tax-effected impact of severance expense from discontinued operations	$-	$290	$82	$1,841

Gain on Disposition (6)	$(87,171)	$-	$(87,171)	$-
Income tax benefit (3)	26,990	-	26,990	-
Tax-effected impact of gain on disposition	$(60,181)	$-	$(60,181)	$-

Other operating costs - other costs	$-	$1,620	$-	$1,620
Income tax benefit (3)	-	(650)	-	(650)
Tax-effected impact of other operating costs - other costs	$-	$970	$-	$970

	For the quarter ended			For the nine months ended
Discontinued operations (continued) (5)	September 30,			September 30,
	2018	2017		2018	2017
Adjusted EBITDA from discontinued operations reconciliation:
Net income from discontinued operations	$67,287	$6,098		$103,435	$22,841
Interest expense	502	534		1,590	1,453
Interest income	-	(24)		(1)	(25)
Other (income) expense, net	-	-		59	-
Income tax expense	29,997	3,460		31,577	14,025
Depreciation expense	-	1,965		3,673	6,450
Amortization expense	-	74		211	296
EBITDA	$97,786	$12,107		$140,544	$45,040
Severance expense	-	474		112	3,002
Gain on disposition	(87,171)	-		(87,171)	-
Other operating costs - other costs	-	1,620		-	1,620
Adjusted EBITDA from discontinued operations	$10,615	$14,201		$53,485	$49,662

Adjusted Net Income from discontinued operations reconciliation:
Net income from discontinued operations	$67,287	$6,098		$103,435	$22,841
Tax-effected impact of severance expense from discontinued operations	-	290		82	1,841
Tax-effected impact of gain on disposition	(60,181)	-		(60,181)	-
Tax-effected impact of other operating costs - other costs	-	970		-	970
Deferred tax benefit related to recognition of goodwill tax basis (7)	-	-		(7,950)	-
Adjusted Net Income from discontinued operations	$7,106	$7,358		$35,386	$25,652

	For the quarter ended			For the nine months ended
Free Cash Flow (8)	September 30,			September 30,
	2018	2017		2018	2017
Net cash provided by operating activities	$24,693	$35,175		$43,389	$31,819
Changes in assets and liabilities	(50,908)	(5,952)		(4,918)	54,919
Allowance for doubtful accounts receivable	(691)	(5,169)		(7,585)	(6,344)
Purchases of property and equipment	(3,816)	(9,840)		(11,271)	(30,729)
Payments of contingent acquisition liabilities	-	-		(1,170)	(8,630)
Free Cash Flow	$(30,722)	$14,214		$18,445	$41,035

Leverage Ratio (9)	At September 30,
	2018	2017
Adjusted EBITDA for prior twelve-month period (continuing + discontinued operations)	$130,035	$128,291
Bank debt	$-	$176,723
Leverage Ratio	-	1.38

	For the quarter ended			For the nine months ended
Organic Growth (10)	September 30,			September 30,
	2018	2017	Growth	2018	2017	Growth
Revenues before reimbursements	$171,386	$164,523	4.2%	$498,055	$480,307	3.7%
Pro forma acquisition adjustment	-	1,427		-	4,268
Currency impact	(38)	-		(2,685)	-
Organic RBR	$171,348	$165,950	3.3%	$495,370	$484,575	2.2%

Footnotes

(1) Per share data may not sum due to rounding.

(2) EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit), as applicable.  Adjusted Net Income and Adjusted Earnings per Share exclude net income and per share net income impact of severance expense and other operating costs (benefit), the benefit recognized in the fourth quarter 2017 related to the 2017 Tax Cuts and Jobs Act, the benefit recognized in the second quarter 2018 related to the recognition of goodwill tax basis on a portion of SaleCo assets that were moved to assets held for sale (which impacted discontinued operations only), and the gain recognized in the third quarter 2018 related to the SaleCo divestiture (which impacted discontinued operations only),as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant's results of operations across periods.

(3) Effective income tax expense has been determined based on specific tax jurisdiction.

(4) In 2018, the Company incurred non-recurring legal costs relating to a shareholder proxy contest, as well as non-recurring fees and expenses relating to the SaleCo transaction.

(5) On June 23, 2018, we entered into an agreement to sell all of the operations of the former Disputes, Forensics and Legal Technology segment and the Transaction Advisory Services group within the Financial Services Advisory and Compliance segment to Ankura Consulting Group, LLC.  These businesses ("SaleCo”) have been classified as discontinued operations in our results.  The sale closed on August 24, 2018.

(6) Represents the gain recognized in the third quarter 2018 related to the August 24, 2018 closing of the SaleCo divesture

(7) Due to held-for-sale presentation triggered by the SaleCo divestiture, the Company recognized a $7.9 million tax benefit related to the recognition of goodwill tax basis on a portion of the assets that were moved to assets held for sale.

(8) Free cash flow for the third quarter 2018 was impacted by the timing of certain tax items related to the SaleCo divestiture. Free Cash Flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment.  However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long-term value creation.

(9) Leverage ratio is calculated as bank debt at the end of the period divided by Adjusted EBITDA (for continuing and discontinued operations) for the prior twelve-month period.  Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company's debt obligations.

(10) Organic growth represents revenues before reimbursements from continuing operations adjusted to include the impact of our acquisitions as if we owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations.  Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company's financial condition and results of operations.